Exhibit 99.1

Medidata Solutions Reports Record Second Quarter 2013 Results

  Record revenues of $68.1 million, a 27% year-over-year increase
  Record application services revenue of $56.3 million, a 36% year-over-year increase
  Raises 2013 revenue guidance to between $273 and $276 million

NEW YORK--(BUSINESS WIRE)--July 25, 2013--Medidata Solutions (NASDAQ: MDSO), the leading global provider of cloud-based solutions for clinical research in life sciences, today announced its financial results for the second quarter 2013 and provided detailed financial guidance.

“Our great execution and the growing market opportunity for the Medidata Clinical Cloud are evident in our record second quarter financial results, growing product penetration and positive outlook for the remainder of the year,” said Tarek Sherif, Medidata’s chairman and chief executive officer. “The strength of our vertical SaaS model comes from the combination of our modern cloud technology and deep domain expertise. Coupled with the industry’s richest repository of clinical trial data, Medidata’s platform is transforming clinical research.”

Second Quarter 2013 Results

  Total revenues for the second quarter of 2013 were $68.1 million, an increase of $14.6 million, or 27%, compared with $53.5 million in 2012. Application services revenue was $56.3 million, an increase of 36% compared with the same period last year.
  GAAP operating income for the quarter increased to $8.8 million, up 55%, compared with $5.7 million a year ago. Non-GAAP operating income* for the second quarter of 2013 increased to $17.5 million, up 60%, compared with $11.0 million a year ago.
  GAAP net income for the second quarter of 2013 was $5.1 million, or $0.19 per diluted share, up 42%, compared with $3.6 million, or $0.14 per diluted share, in the second quarter of 2012. Adjusted non-GAAP net income* for the second quarter of 2013 was $9.5 million, or $0.36 per diluted share, up 63%, compared with $5.8 million, or $0.23 per diluted share, in the second quarter of 2012.
  Application services backlog for the remainder of the year as of June 30, 2013, increased to $110 million, up 38% over the comparable period a year ago. Non-Rave products account for 23% of remaining backlog.
  Total cash, cash equivalents and marketable securities were $140.4 million at the end of the second quarter, an increase of $26.5 million, or 23%, as compared with $113.9 million at the end of the second quarter 2012.
  Cash flow from operations was a record $26.2 million in the second quarter, up 361% year-over-year.

Additional Highlights

  Medidata’s customer base grew to 363 in the second quarter of 2013, up 15% from the second quarter of 2012.
  45% of customers have committed to multiple products at the end of the second quarter of 2013 as compared with 41% at the end of the first quarter of 2013.
  Non-Rave revenues increased 144% year-over-year, driven by significant growth in Medidata’s patient randomization and trial supply, and medical coding applications.
  Medidata’s revenue retention rate for the quarter was 99.4%.
  Medidata announced the availability of the Medidata Clinical Cloud Study, an easy-to-acquire, ready-in-weeks offering for mid-sized and small customers, single programs and large customer pilots.

“Our revised revenue and profitability guidance continues to validate our prudent investments in sustainable growth,” said Cory Douglas, chief financial officer. “Record operating cash flow this quarter also demonstrates the long-term cash generation potential of Medidata’s highly scalable and vertically focused cloud business.”

Financial Outlook

For the full year 2013, the company now expects:

  Revenues between $273.0 and $276.0 million.
  Professional services revenues in the high $40 million range.
  Non-GAAP operating income between $64.0 and $67.0 million. Based on current estimates, this would equate to GAAP operating income between $29.0 and $32.0 million.
  Adjusted non-GAAP net income, which includes the tax affected impact primarily from stock-based compensation and amortization at a 40% effective tax rate, between $34.0 and $37.0 million. Based on current estimates, this would equate to GAAP net income between $17.5 and $20.5 million.
  While changes in the stock price could change the fully diluted share count, the company is assuming 26.8 million fully diluted shares.

For the third quarter of 2013, the company expects:

  Revenues between $69.5 and $71.0 million.
  Non-GAAP operating income between $16.0 and $17.0 million. Based on current estimates, this would equate to GAAP operating income between $7.0 and $8.0 million.
  Adjusted non-GAAP net income, which includes the tax affected impact primarily from stock-based compensation and amortization at a 40% effective tax rate, between $8.0 and $9.0 million. Based on current estimates, this would equate to GAAP net income between $3.5 and $4.5 million.
  While changes in the stock price could change the fully diluted share count, the company is assuming 27.0 million fully diluted shares.

Conference Call

The company plans to host its investor conference call today at 8:00 a.m. Eastern. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. A replay of the conference call can be accessed until Thursday, August 8, 2013, by dialing 800-585-8367 domestically or 404-537-3406 internationally, with the passcode 17553261. An archive of the call will also be hosted on the “Investor” section of Medidata’s web site, http://investor.mdsol.com, for a limited period of time.

About Medidata Solutions

Medidata Solutions is the leading global provider of cloud-based solutions for clinical research in life sciences, transforming clinical development through its advanced applications and intelligent data analytics. The Medidata Clinical Cloud™ brings new levels of productivity and quality to the clinical testing of promising medical treatments, from study design and planning through execution, management and reporting. We are committed to advancing the competitive and scientific goals of global customers, which include over 90% of the top 25 global pharmaceutical companies; innovative biotech, diagnostic and device firms; leading academic medical centers; and contract research organizations.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our Web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the company, see disclosures contained in Medidata’s public filings with the Securities and Exchange Commission including, the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2012. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

*Non-GAAP Financial Information

Medidata provides Non-GAAP operating income, net income and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, and an adjustment to the fair value of contingent consideration. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, and an adjustment to the fair value of contingent consideration. Adjusted non-GAAP net income excludes the impact of tax-affected amortization of intangible assets associated with acquisitions, stock-based compensation expense, and an adjustment to the fair value of contingent consideration. Management uses these Non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation and amortization and non-cash, share-based compensation charges, and management believes, based on discussions with investors, that these Non-GAAP measures enhance investors’ ability to assess Medidata’s historical and project future financial performance. While management believes these Non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of Non-GAAP financial measures. One limitation of Non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these Non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the Non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these Non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues
Application services	$56,346	$41,541	$106,998	$79,937
Professional services	11,723	11,972	24,330	23,935
Total revenues	68,069	53,513	131,328	103,872
Cost of revenues (1)(2)
Application services	8,949	8,213	17,974	15,697
Professional services	7,971	7,562	16,075	14,693
Total cost of revenues	16,920	15,775	34,049	30,390
Gross profit	51,149	37,738	97,279	73,482
Operating costs and expenses:
Research and development (1)	12,105	10,628	24,010	20,583
Sales and marketing (1)(2)	16,253	12,263	30,742	22,646
General and administrative (1)	13,955	9,159	26,599	18,449
Total operating costs and expenses	42,313	32,050	81,351	61,678
Operating income	8,836	5,688	15,928	11,804
Interest and other income (expense):
Interest expense	(27)	(28)	(45)	(49)
Interest income	59	60	135	131
Other (expense) income, net	(10)	(10)	144	(10)
Total interest and other income, net	22	22	234	72
Income before income taxes	8,858	5,710	16,162	11,876
Provision for income taxes	3,752	2,106	5,356	4,502
Net income	$5,106	$3,604	$10,806	$7,374
Earnings per share:
Basic	$0.20	$0.15	$0.43	$0.30
Diluted	$0.19	$0.14	$0.41	$0.29
Weighted average common shares outstanding:
Basic	25,425	24,406	25,273	24,212
Diluted	26,744	25,277	26,528	25,082
(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$838	$514	$1,325	$809
Research and development	627	307	1,085	498
Sales and marketing	1,722	803	2,944	1,367
General and administrative	3,937	1,534	6,975	2,638
Total stock-based compensation	$7,124	$3,158	$12,329	$5,312
(2) Amortization expense of intangible assets included in costs of revenues and operating costs and expenses is as follows:
Cost of revenues	$101	$319	$382	$637
Sales and marketing	33	129	146	258
Total amortization of intangible assets	$134	$448	$528	$895

MEDIDATA SOLUTIONS, INC.
Reconciliation of GAAP Operating Income and GAAP Net Income to Non-GAAP Operating Income, Non-GAAP Net Income, and Adjusted Non-GAAP Net Income (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Operating income:
GAAP operating income	$8,836	$5,688	$15,928	$11,804
GAAP operating margins	13.0%	10.7%	12.1%	11.4%
Stock-based compensation	7,124	3,158	12,329	5,312
Depreciation and amortization	1,473	2,034	3,324	4,028
Contingent consideration adjustment (1)	60	80	120	160
Non-GAAP operating income	$17,493	$10,960	$31,701	$21,304
Non-GAAP operating margins	25.7%	20.5%	24.1%	20.5%
Net income:
GAAP net income	$5,106	$3,604	$10,806	$7,374
Stock-based compensation	7,124	3,158	12,329	5,312
Amortization	134	448	528	895
Contingent consideration adjustment (1)	60	80	120	160
Non-GAAP net income	12,424	7,290	23,783	13,741
Tax impact on add-back items (2)	(2,927)	(1,475)	(5,191)	(2,547)
Adjusted non-GAAP net income	$9,497	$5,815	$18,592	$11,194
GAAP basic earnings per share	$0.20	$0.15	$0.43	$0.30
GAAP diluted earnings per share	$0.19	$0.14	$0.41	$0.29
Non-GAAP basic earnings per share	$0.49	$0.30	$0.94	$0.57
Non-GAAP diluted earnings per share	$0.46	$0.29	$0.90	$0.55
Adjusted Non-GAAP basic earnings per share	$0.37	$0.24	$0.74	$0.46
Adjusted Non-GAAP diluted earnings per share	$0.36	$0.23	$0.70	$0.45
(1) Amount represents the effect of changes in fair value of contingent consideration liability.
(2) Tax impact calculated using a 40% tax rate.

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income, and net income per share applicable to common stockholders for the three and six months ended June 30, 2013, and 2012. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, and adjustment to the fair value of contingent consideration. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, and adjustment to the fair value of contingent consideration. Adjusted non-GAAP net income excludes the impact of tax affected amortization of intangible assets associated with acquisitions, stock-based compensation expense, and adjustment to the fair value of contingent consideration.

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except per share data)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$38,560	$32,683
Marketable securities	101,820	89,871
Accounts receivable, net of allowance for doubtful accounts of $1,098 and $747, respectively	41,639	42,359
Prepaid commission expense	3,230	2,281
Prepaid expenses and other current assets	9,203	8,042
Deferred income taxes	3,558	7,465
Total current assets	198,010	182,701
Restricted cash	—	388
Furniture, fixtures and equipment, net	14,017	10,474
Goodwill	15,087	15,382
Intangible assets, net	1,099	1,708
Deferred income taxes, long-term	10,760	11,055
Other assets	2,347	2,923
Total assets	$241,320	$224,631

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,781	$2,998
Accrued payroll and other compensation	12,034	14,140
Accrued expenses and other	9,329	6,674
Deferred revenue	50,431	50,348
Capital lease obligations	56	55
Total current liabilities	73,631	74,215
Noncurrent liabilities:
Deferred revenue, less current portion	3,452	4,323
Deferred tax liabilities	280	624
Capital lease obligations, less current portion	72	100
Other long-term liabilities	3,008	3,278
Total noncurrent liabilities	6,812	8,325
Total liabilities	80,443	82,540
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.01 per share; 100,000 shares authorized, 27,235 and 26,405 shares issued; 26,658 and 26,039 shares outstanding, respectively	272	264
Additional paid-in capital	180,106	160,637
Treasury stock, 577 and 366 shares, respectively	(16,088)	(5,626)
Accumulated other comprehensive loss	(1,098)	(63)
Accumulated deficit	(2,315)	(13,121)
Total stockholders’ equity	160,877	142,091
Total liabilities and stockholders’ equity	$241,320	$224,631

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income	$10,806	$7,374
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,324	4,028
Stock-based compensation	12,329	5,312
Amortization of discounts or premiums on marketable securities	1,001	601
Deferred income taxes	3,883	3,328
Amortization of debt issuance costs	30	30
Excess tax benefit associated with equity awards	(997)	(677)
Contingent consideration adjustment	120	160
Provision for doubtful accounts	657	(36)
Changes in operating assets and liabilities:
Accounts receivable	3,274	(10,631)
Prepaid commission expense	(830)	(245)
Prepaid expenses and other current assets	1,153	(2,670)
Other assets	(78)	(1,406)
Accounts payable	(900)	(1,238)
Accrued payroll and other compensation	(2,338)	(708)
Accrued expenses and other	1,183	656
Deferred revenue	(4,140)	4,570
Other long-term liabilities	591	(225)
Net cash provided by operating activities	29,068	8,223
Cash flows from investing activities:
Purchase of furniture, fixtures and equipment	(6,761)	(3,245)
Purchase of available-for-sale marketable securities	(78,255)	(36,323)
Proceeds from sale of available-for-sale marketable securities	65,272	43,007
Decrease in restricted cash	388	—
Net cash (used in) provided by investing activities	(19,356)	3,439
Cash flows from financing activities:
Proceeds from exercise of stock options	6,150	4,636
Excess tax benefit associated with equity awards	997	677
Payment of acquisition-related earn-out	(380)	(251)
Repayment of obligations under capital leases	(27)	(85)
Acquisition of treasury stock	(10,461)	(3,128)
Repayment of notes payable	(38)	—
Net cash (used in) provided by financing activities	(3,759)	1,849
Net increase in cash and cash equivalents	5,953	13,511
Effect of exchange rate changes on cash and cash equivalents	(76)	(2)
Cash and cash equivalents - Beginning of period	32,683	45,214
Cash and cash equivalents - End of period	$38,560	$58,723

CONTACT:
Investor Contact:
Medidata Solutions
Hulus Alpay, 212.419.1025
halpay@mdsol.com
or
Media Contact:
Medidata Solutions
Gail Janowitz, 212.918.1792
gjanowitz@mdsol.com